Exhibit 10(a)

                        NEW AVON LIMITED PARTNERSHIP
                             C/O Urban Equities
                       21A Highland Circle, Suite 200
                              Needham, MA 02194

22 January 1997


Mr. Carleton Bryant
WESTERBEKE CORPORATION
41 Ledin Drive
Avon, MA 02322

Re:  40 Robbie Road, Avon MA;
     LEASE AGREEMENT

Dear Carl:

Pursuant to our telephone conversation of yesterday afternoon regarding Westerbeke Corporation's decision to lease the 10,200 square foot space adjacent to Westerbeke's existing warehouse at 40 Robbie Road, Avon MA, this letter, when executed by both of us, shall become a fully legal and binding Lease Agreement for said space incorporating the following terms and conditions:

1.  LANDLORD:          New Avon Limited Partnership ("NALP").

2.  TENANT:            Westerbeke Corporation ("Westerbeke").

3. DEMISED PREMISES: 10,200(plus or minus) rentable square feet as shown on the attached Exhibit A and provided in 'as is' condition, except that the existing tenant occupying the space, Trace Optical, Inc., shall remove all of its property currently stored therein prior to the commencement date of the Lease.

4.  COMMENCEMENT DATE: March 1, 1997.

5. LEASE TERM: The term of this Lease shall commence on March 1, 1997 and shall expire on June 30, 1999 ("the Term").

6. ANNUAL RENT: Tenant shall pay to Landlord annual rent at the rate of Forty-four Thousand Eight Hundred Eighty Dollars ($44,880.00) for the first year of the Term, payable on the first day of each month in advance in equal monthly installments of Three Thousand Seven Hundred Forty Dollars ($3,740.00).

    Tenant shall pay to Landlord annual rent at the rate of Forty-five Thousand Nine Hundred Dollars ($45,900.00) for the second year of the Term, payable on the first day of each month in advance in equal monthly installments of Thirty-eight Hundred Twenty-five Dollars ($3,825.00).

    Tenant shall pay to Landlord annual rent at the rate of Forty-six Thousand Nine Hundred Twenty Dollars ($46,920.00) for the balance of the Term, payable on the first day of each month in advance in equal monthly installments of Thirty-nine Hundred Ten Dollars ($3,910.00).

    Notwithstanding the above, at any time after the first year of the Term and provided that Westerbeke is not in default under the provisions of the Lease, Westerbeke shall have the right to terminate the Lease by providing Landlord with written notice of its intention to do so and effective sixty (60) days from the first of the month immediately following Landlord's receipt of said notice. Westerbeke shall pay to Landlord with said notice an amount equal to Eighty-five ($85.00) per month for each month that Westerbeke has occupied the Demised Premises for the period from March 1, 1997 through February 28, 1998 and Two
    Hundred Twelve Dollars and Fifty Cents ($212.50) per month for each month that Westerbeke has occupied the Demised Premises for the period from March 1, 1998 through the balance of the Term.

7.  SECURITY DEPOSIT:  None.

8. PERMITTED USE: Warehousing of non-hazardous, non-perishable items and general administrative offices therefor.

9.  TENANT'S SHARE OF REAL ESTATE TAXES AND OPERATION COST:  6.69%.

10. TENANT'S INITIAL ESTIMATED MONTHLY PAYMENTS ON ACCOUNT:

            Real Estate Taxes      =  $401.00

            Operation Cost         =  $531.00

11. UTILITIES: Gas and electricity as separately metered to the Demised Premises shall be contracted by Tenant directly with Bay State Gas Company and Eastern Edison Company respectively.

12. ALTERATION TO PREMISES: Landlord hereby gives Tenant permission to create openings in the demising wall separating the Demised Premises from Tenant's adjacent space except that upon termination of this Agreement, Tenant shall restore said demising wall to its original condition.

13. LISTED BROKER:  None.

14. INCORPORATION OF EXISTING LEASE AGREEMENTS: All of the terms and conditions of the Commercial Lease dated November 4, 1986, the Lease Amendment Agreement dated April 29, 1991, and the 2nd Lease Amendment Agreement dated April 7, 1993 and the Third Lease Amendment Agreement dated February 20, 1996 by and between New Avon Limited Partnership and Westerbeke Corporation with respect to the 15,680 square foot adjacent space at 40 Robbie Road, Avon, MA, except as specifically modified by the terms and conditions enumerated above, are incorporated herein by reference and shall be fully binding upon Landlord and Tenant with respect to this Lease Agreement.

I am enclosing two originals of this Lease Agreement with the request that you sign them where indicated below and return both originals to me for my signature. I will then forward one fully executed original to you for your file.

Please feel free to call me if you have any questions regarding the above.

I appreciate your prompt attention to this matter.

Sincerely,


By /s/ Lawrence J. Rothschild
NEW AVON LIMITED PARTNERSHIP


AGREED TO AND ACCEPTED BY:


LANDLORD:                                   TENANT:

NEW AVON LIMITED PARTNERSHIP                WESTERBEKE CORPORATION
By its General Partner
New Avon Development Corporation


By /s/ Lawrence J. Rothschild               By /s/ Carleton F. Bryant III
       Lawrence J. Rothschild                      Carleton F. Bryant III
       President                                   Executive VP and COO